Exhibit 99.1
For Immediate Release

DIGITAL ALLY REPORTS HIGHER SALES AND EARNINGS, NET OF ONE-TIME TAX BENEFIT, FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2008

PRETAX INCOME RISES 348% ON 110% SALES INCREASE FOR
NINE MONTHS ENDED SEPTEMBER 30, 2008

OVERLAND PARK, Kansas (October 29, 2008) – Digital Ally, Inc. (Nasdaq: DGLY), which develops, manufactures and markets advanced video surveillance products for law enforcement, homeland security and commercial security applications, today announced substantially higher sales and earnings (excluding tax benefits) for the third quarter and first nine months of 2008.  An investor conference call is scheduled for 11:00 a.m. EDT tomorrow, October 30, 2008 (see details below).

For the three months ended September 30, 2008, revenue increased 66% to approximately $8.5 million, compared with approximately $5.1 million in the quarter ended September 30, 2007.  During the most recent quarter the total number of customers expanded to over 2,500.

Gross profits increased 56% to $5,167,824 (61.1% of revenue) in the most recent quarter, compared with gross profits of $3,310,760 (64.9% of revenue) in the third quarter of 2007.  Pretax income rose 70% to $1,391,609 in the quarter ended September 30, 2008, versus $820,419 in the prior-year period, even though the Company incurred substantial research and development costs and legal expenses related to the resolution of the L-3 Communications Mobile Vision patent litigation, in the most recent quarter.  After an income tax provision of $518,000, the Company recorded net income of $873,609 in the third quarter of 2008.  This compared with net income of $2,973,563, including a significant, one time, non-cash income tax benefit of $2,153,143, in the quarter ended June 30, 2007.

Basic and diluted earnings per share totaled $0.06 and $0.05, respectively, in the quarter ended September 30, 2008, compared with earnings of $0.21 per basic share and $0.18 per diluted share in the prior-year period.  The weighted average number of basic shares outstanding increased 13% to 15,736,559 in the quarter ended September 30, 2008, versus 13,963,820 shares in the third quarter of 2007.  The weighted average number of diluted shares outstanding increased 10% to 17,634,577 in the most recent quarter, compared with 16,087,850 in the prior-year quarter.

Non-GAAP adjusted net income (net income before income taxes, depreciation, amortization and stock-based compensation), a non-GAAP financial measure, increased 68% to $2,083,370 ($0.13 per basic share and $0.12 per diluted share) in the most recent quarter, when compared with $1,242,573 ($0.09 per basic share and $0.08 per diluted share) in the quarter ended September 30, 2007.  (Non-GAAP adjusted net income is described in greater detail in a table at the end of this release).

For the nine months ended September 30, 2008, the Company reported that its revenue increased 110% to approximately $25.9 million, compared with revenue of approximately $12.4 million in the first nine months of 2007.  Pretax income increased 348% to $6,215,676, versus $1,386,441 in the corresponding period of 2007.  After an income tax provision of $2,253,000, the Company reported net income of $3,962,676 in the first nine months of 2008, compared with $3,539,584 (which included an income tax benefit of $2,153,143) in the nine months ended September 30, 2007.

Basic and diluted earnings per share totaled $0.26 and $0.22, respectively, in the nine months ended September 30, 2008, versus $0.26 and $0.23, respectively, in the first nine months of 2007.  The weighted average number of basic shares outstanding increased 11% to 15,181,662 in the nine months ended September 30, 2008, versus 13,637,108 shares in the first nine months of 2007.  The weighted average number of diluted shares outstanding increased 16% to 17,625,361 in the first nine months of 2008, compared with 15,141,322 in the prior-year period.

Non-GAAP adjusted net income increased 172% to $7,614,845 ($0.50 per basic and $0.43 per diluted share) in the nine months ended September 30, 2008, versus $2,806,123 ($0.21 per basic and $0.19 per diluted share) in the corresponding period of the previous year.

“I am pleased to report that the results for the three months ended September 30, 2008, represented a substantial increase in our sales, pretax income and non-GAAP adjusted net income (excluding depreciation, amortization, income tax benefits and stock-based compensation), when compared with the prior-year period,” stated Stanton E. Ross, Chief Executive Officer of Digital Ally, Inc.  “We are proud of the 110% increase in sales and 172% rise in non-GAAP adjusted net income achieved during the first nine months of 2008, as we have continued to increase our share of the market for in-car video systems within the domestic and international law enforcement communities.  Operating income of $6,144,158 was 340% higher than the $1,398,514 we generated in the first nine months of 2007.”

“The U.S. economic recession has worsened in recent months and this, along with the collapse in the housing market, has reduced tax revenues for many state, county and local governments, thus forcing some law enforcement agencies to delay near-term purchases of equipment,” continued Ross.  “While we are not immune to such macro-economic factors and recognize that caution is required in making any forecasts, we are confident in our ability to expand market share and successfully enter new markets in the coming quarters.  International markets have become a significant and consistent source of business for us, representing a trend that we believe will continue in the fourth quarter of 2008 and into 2009.  In light of the various complementary products and marketing initiatives we are developing, we believe new records in sales and earnings will be achieved in the fourth quarter of 2008 and in the year 2009.  For the year ending December 31, 2008, we now expect sales to be between $34 and $38 million, compared with $19.4 million in 2007, and our operating margin should range between 22% and 26% of sales.  While these expectations are below our previous guidance, we believe Digital Ally will have an outstanding fourth quarter and fiscal year relative to the overall economy, our competitors, and our performance last year.”

“We continue to pursue an aggressive research and development program, with projects underway that are focused on (1) new products designed for the school bus, mass transit, taxi cab, military and other markets and (2) upgrades to our existing product lines.  During the next twelve months, we expect to begin marketing at least six complementary new products and/or product upgrades to new and existing customers.  This should allow Digital Ally to maintain a rate of growth in sales and earnings that substantially exceeds that of our competitors and our industry.”

“We ended the third quarter with a very strong balance sheet.  After expanding inventories and accounts receivable to support our growth, and repurchasing over 210,000 shares of DGLY common stock in the open market since August 2008, our cash and cash equivalents at September 30, 2008 exceeded $3.2 million, and we had no short or long-term debt outstanding.  Financially, we believe the Company is well-positioned to pursue its near and long-term strategic objectives, despite the uncertainties facing the U.S. and global economies.”

Non-GAAP Financial Measures

Digital has provided financial information in this release that has not been prepared in accordance with GAAP. This information includes non-GAAP adjusted net income. Digital uses such non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Digital’s ongoing operational performance. Digital believes that the use of these non-GAAP financial measures provides an additional tool for investors in evaluating ongoing operating results and trends and in comparing its financial measures with other companies in Digital’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial measures discussed above exclude certain non-cash expenses/income, including: (1) income tax expense/benefit, (2) depreciation and amortization expenses and (3) share-based compensation expense pursuant to SFAS 123(R).

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. As previously mentioned, a reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Investor Conference Call

The Company will host an investor conference call at 11:00 a.m. Eastern Time tomorrow, October 30, 2008, to discuss its third quarter and nine-month operating results, along with other topics of interest.  Shareholders and other interested parties may participate in the conference call by dialing 800-860-2442 (international/local participants dial 412-858-4600) and asking to be connected to the “Digital Ally, Inc. Conference Call” a few minutes before 11:00 a.m. EDT on October 30, 2008.  The call will also be broadcast live on the Internet at www.videonewswire.com/event.asp?id=51880.  A replay of the conference call will be available one hour after the completion of the conference call from October 30, 2008 until December 29, 2008 by dialing 877-344-7529 (international/local participants dial 412-317-0088) and entering the conference ID 423909.

The call will also be archived on the Internet through November 29, 2008, at www.videonewswire.com/event.asp?id=50129 and on the Company’s website at www.digitalallyinc.com.

About Digital Ally, Inc.

Digital Ally, Inc. develops, manufactures and markets advanced technology products for law enforcement, homeland security and commercial security applications.  The Company’s primary focus is digital video imaging and storage.  For additional information, visit www.digitalallyinc.com

The Company is headquartered in Overland Park, Kansas, and its shares are traded on The Nasdaq Capital Market under the symbol “DGLY”.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934.  These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management.  Therefore, actual results could differ materially from the forward-looking statements contained in this press release.  A wide variety of factors that may cause actual results to differ from the forward-looking statements include, but are not limited to, the following:  the Company’s ability to have all of its new product offerings perform as planned or advertised; whether the Company will be able to produce and market six new products or product upgrades in the next 12 months; whether there will be a commercial market, domestically and internationally, for one or more of such new products or product upgrades; its ability to commercialize its products and production processes, including increasing its production capabilities to satisfy orders in a cost-effective manner; its ability to continue to increase revenue and profits, including the achievement of $34 to $38 million in revenues and an operating margin of 22% to 26% in 2008; whether the Company will be able to adapt its technology to new and different uses, including being able to introduce new products; competition from larger, more established companies with far greater economic and human resources; its ability to attract and retain customers and quality employees; its ability to obtain patent protection on any of its products and, if obtained, to defend such intellectual property rights; the effect of changing economic conditions; and changes in government regulations, tax rates and similar matters.  These cautionary statements should not be construed as exhaustive or as any admission as to the adequacy of the Company’s disclosures.  The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements.  The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking.  The Company does not undertake to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise.  Additional information respecting factors that could materially affect the Company and its operations are contained in its reports on Form 10-KSB for the year ended December 31, 2007 and Form 10-Q for the nine months ended September 30, 2008 as filed with the Securities and Exchange Commission.

For Additional Information, Please Contact:

Stanton E. Ross, CEO at (913) 814-7774
or
RJ Falkner & Company, Inc., Investor Relations Counsel at (800) 377-9893 or via email at info@rjfalkner.com

(Financial Highlights Follow)

DIGITAL ALLY, INC.
CONDENSED BALANCE SHEETS
SEPTEMBER 30, 2008 AND DECEMBER 31, 2007

	September 30, 2008	December 31, 2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,217,070	$4,255,039
Accounts receivable-trade, less allowance for doubtful accounts of $30,000 - 2008 and $28,224 – 2007	5,892,434	523,011
Accounts receivable-other	422,170	211,687
Inventories	6,779,601	2,964,098
Prepaid expenses	227,562	232,901
Prepaid income taxes	75,140	—
Deferred taxes	815,000	795,000
Total current assets	17,428,977	8,981,736
Furniture, fixtures and equipment	2,246,361	1,180,318
Less accumulated depreciation and amortization	(593,611)	(301,632)
	1,652,750	878,686
Deferred taxes	1,085,000	980,000
Intangible assets, net	115,460	—
Other assets	17,192	65,007
Total assets	$20,299,379	$10,905,429

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,087,095	$1,008,831
Accrued expenses	924,625	507,695
Income taxes payable	—	26,000
Customer deposits	7,238	243,171
Total current liabilities	3,018,958	1,785,697
Unearned income	—	3,864
Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; Shares issued: 15,926,077 – 2008; 14,092,260 – 2007	15,926	14,092
Additional paid in capital	17,935,286	12,110,890
Treasury stock, at cost (210,360 shares)	(1,624,353)	—
Retained earnings (deficit)	953,562	(3,009,114)
Total stockholders’ equity	17,280,421	9,115,868
Total liabilities and stockholders’ equity	$20,299,379	$10,905,429

 (FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 TO BE FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED STATEMENTS OF INCOME
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2008 AND 2007
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenue	$8,451,270	$5,100,525	$25,940,996	$12,359,594
Cost of revenue	3,283,446	1,789,765	9,914,682	4,685,163
Gross profit	5,167,824	3,310,760	16,026,314	7,674,431
Operating expenses	3,798,436	2,496,197	9,882,156	6,275,917
Operating income	1,369,388	814,563	6,144,158	1,398,514
Financial income (expense):
Interest income	22,221	6,445	71,518	15,630
Interest expense	—	(589)	—	(27,703)
	22,221	5,856	71,518	(12,073)
Income before income tax provision	1,391,609	820,419	6,215,676	1,386,441
Income tax (provision) benefit	(518,000)	2,153,143	(2,253,000)	2,153,143
Net income	$873,609	$2,973,562	$3,962,676	$3,539,584
Net income per share information:
Basic	$0.06	$0.21	$0.26	$0.26
Diluted	$0.05	$0.18	$0.22	$0.23
Weighted average shares outstanding:
Basic	15,736,559	13,963,820	15,181,662	13,637,108
Diluted	17,634,577	16,087,850	17,625,361	15,141,322

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 TO BE FILED WITH THE SEC)

DIGITAL ALLY, INC.
RECONCILIATION OF NET INCOME TO NON-GAAP ADJUSTED NET INCOME
FOR THE THREE AND NINE MONTHS ENDED
SEPTEMBER 30, 2008 AND 2007
	(unaudited) Three Months Ended September 30,		(unaudited) Nine Months Ended September 30,
	2008	2007	2008	2007

Net income	$873,609	$2,973,562	$3,962,676	$3,539,584
Non-GAAP adjustments:
Income tax provision (benefit)	518,000	(2,153,143)	2,253,000	(2,153,143)
Stock-based compensation	531,947	385,756	1,106,258	1,294,277
Depreciation and amortization	159,814	36,398	292,911	125,405
Total Non-GAAP adjustments	1,209,761	(1,730,989)	3,652,169	(733,461)

Non-GAAP adjusted net income	$2,083,370	$1,242,573	$7,614,845	$2,806,123

Non-GAAP adjusted net income per share information:
Basic	$0.13	$0.09	$0.50	$0.21
Diluted	$0.12	$0.08	$0.43	$0.19

Weighted average shares outstanding:
Basic	15,736,559	13,963,820	15,181,662	13,637,108
Diluted	17,634,577	16,087,850	17,625,361	15,141,322

(FOR ADDITIONAL INFORMATION, PLEASE REFER TO THE COMPANY’S QUARTERLY REPORT ON FORM 10-Q FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2008 TO BE FILED WITH THE SEC)

DIGITAL ALLY, INC.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008 AND 2007

(unaudited)

	Nine Months Ended September 30,
	2008	2007
Cash Flows From Operating Activities:
Net income	$3,962,676	$3,539,584
Adjustments to reconcile net income to net cash flows (used in) provided by operating activities:
Depreciation and amortization	292,911	125,405
Stock based compensation	1,106,258	1,294,278
Common stock issued in lieu of cash compensation	—	87,500
Reserve for inventory obsolescence	175,575	185,394
Reserve for bad debts	1,776	27,646
Deferred tax provision	(125,000)	(2,153,143)
Change in assets and liabilities:
(Increase) decrease in:
Accounts receivable - trade	(5,371,199)	(1,854,578)
Accounts receivable - other	(210,483)	57,225
Inventories	(3,991,078)	(890,167)
Prepaid expenses	5,339	(75,152)
Other assets	47,815	(63,503)
Increase (decrease) in:
Accounts payable	1,078,264	249,142
Accrued expenses	416,930	315,009
Income taxes payable	(101,140)	—
Customer deposits	(235,933)	(4,420)
Unearned income	(3,864)	8,074
Net cash (used in) provided by operating activities	(2,951,153)	848,294
Cash Flows from Investing Activities:
Purchases of furniture, fixtures and equipment	(1,066,043)	(360,322)
Intangible assets acquired	(116,392)	—
Other assets - deposits	—	(10,837)
Net cash (used in) investing activities	(1,182,435)	(371,159)
Cash Flows from Financing Activities:
Repayment of line of credit, net	—	(500,000)
Purchase of treasury stock	(1,624,353)	—
Proceeds from exercise of stock options and warrants	2,374,972	165,000
Excess tax benefits related to stock-based compensation	2,345,000	—
Net cash provided by (used in) financing activities	3,095,619	(335,000)
Increase (decrease) in cash and cash equivalents	(1,037,969)	142,135
Cash and cash equivalents, beginning of period	4,255,039	57,160
Cash and cash equivalents, end of period	$3,217,070	$199,295
Supplemental disclosures of cash flow information:
Cash payments for interest	$—	$27,703
Cash payments for income taxes	$131,000	$—
Supplemental disclosures of non-cash investing and financing activities: Common stock surrendered as consideration for cashless exercise of stock options	$539,566	$—
Common stock issued for settlement of note payable	$—	$500,000